Exhibit 10.26

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that, The Madison Square Garden Company, a Delaware corporation (to be renamed MSG Networks Inc. and referred to herein as “Assignor”), desires to assign, transfer and convey to MSG Sports & Entertainment, LLC, a Delaware limited liability corporation (“Assignee”), and Assignee desires to accept from Assignor, all of Assignor’s rights under the Time Sharing Agreement (the “Time Sharing Agreement”) dated effective as of the date set forth in Section 13 of the Time Sharing Agreement, between Dolan Family Office, LLC (“Lessor/Operator”) and Assignor, as amended from time to time.

NOW, THEREFORE, Assignor does hereby assign, transfer, convey and deliver to Assignee and its successors and assigns, all of Assignor’s rights, title and interest in, to and under the Time Sharing Agreement.

TO HAVE AND TO HOLD THE SAME, and each and all thereof, unto Assignee and its successors and assigns, to and for its own use and benefit forever.

Assignee does hereby assume and agree to be bound by the obligations of Assignor under the Time Sharing Agreement.

Assignor and Assignee do hereby agree to execute and deliver any further agreements, documents or instruments reasonably necessary to carry out the intent and purposes of this Assignment and Assumption Agreement as reasonably requested by the parties hereto.

This Assignment and Assumption Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its choice of law rules.

Lessor/Operator shall (i) mail a copy of this Assignment and Assumption Agreement and the Time Sharing Agreement within twenty four (24) hours of its execution, to the Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, OK 73125; (ii) notify by telephone or in person the FAA Flight Standards district office nearest the airport where the first flight under the Time Sharing Agreement as assigned by this Assignment and Assumption Agreement will originate at least 48 hours before takeoff or such lesser time as authorized; and (iii) carry a copy of the Time Sharing Agreement and this Assignment and Assumption Agreement on board the Aircraft.

TRUTH IN LEASING STATEMENT UNDER FAR SECTION 91.23:

(A) LESSOR/OPERATOR HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF EXECUTION OF THIS ASSIGNMENT AND ASSUMPTION AGREEMENT. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS OF FAR PART 91 FOR ALL OPERATIONS TO BE CONDUCTED UNDER THE TIME SHARING AGREEMENT.

(B) LESSOR/OPERATOR HEREBY CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT FOR ALL OPERATIONS UNDER THE TIME SHARING AGREEMENT.

(C) EACH OF LESSOR/OPERATOR AND ASSIGNEE HEREBY CERTIFIES THAT EACH UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(D) EACH OF LESSOR/OPERATOR AND ASSIGNEE UNDERSTANDS THAT AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of [                    ], 2015.

ASSIGNOR:	THE MADISON SQUARE GARDEN COMPANY (to be renamed MSG Networks Inc.)

By:
Name:
Title:

ASSIGNEE:	MSG SPORTS & ENTERTAINMENT, LLC

By:
Name:
Title:

Lessor/Operator does hereby consent, pursuant to Section 19 of the Time Sharing Agreement, to the assignment of the Time Sharing Agreement by Assignor to Assignee and agrees to the assignment of Assignor’s rights and obligations thereunder in accordance with the terms of this Assignment and Assumption Agreement.

DOLAN FAMILY OFFICE, LLC

By:
Name:
Title: